Exhibit 10(b)
                   AMENDMENT TO TRUST AGREEMENT


     Schering-Plough Corporation, a corporation organized and existing under the laws of New Jersey ("Company"), pursuant to a resolution of its Board of Directors, hereby amends the trust agreement entered into on January 1, 1989 between it and The First National Bank of Chicago, as trustee ("Trust"), and under which The Northern Trust Company has been appointed as successor trustee, as follows:

     1.   By adding the following sentence to the beginning of
Section 1.4: "The Company shall be responsible for maintaining records for individual Participant Accounts within the Trust. The Company may appoint a third-party recordkeeper (the Company, in such capacity, or such third-party being hereinafter referred to as the "Recordkeeper") to carry out various recordkeeping responsibilities as indicated in this Agreement."

     2. By substituting "Recordkeeper" for "Trustee" wherever such word appears in Section 1.4, with the exception of line 19 and the first reference to "Trustee" in line 21, of such section.

     3.   By adding "("Insolvency Notice")" after the words
"prompt written notice of any event of the Company's insolvency" in the third sentence of Section 2.1.

     4. By substituting the following for the fourth sentence of Section 2.1: "If the Trust Department of the Trustee receives written allegations of an event of insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall promptly forward a copy of such allegations to the Company. If the Trustee does not receive an Insolvency Notice from the Company within fifteen days following receipt by the Company of such allegations, then the Trustee shall request that the Company's independent auditors determine whether the Company is insolvent. The Trustee may conclusively rely on written certification of solvency or insolvency received from such auditors."

     5.   By substituting the following for the first sentence of
Section 3.1: "Except for the records dealing solely with the aggregate Trust Fund and the aggregate Investment Funds hereunder, which shall be maintained by the Trustee, the Recordkeeper shall maintain all Plan Participant records contemplated by this Agreement, including the Participants' Accounts and the maintenance of Participants' Plan interests."

     6. By modifying Section 3.2 to read as follows: "Upon the establishment of this Trust or as soon thereafter as practicable, the Company shall furnish to the Recordkeeper, with a copy to the Trustee, all the information necessary for the Recordkeeper to determine the benefits payable to with respect to each Participant in the Plans, including any benefits payable after the Participant's death and the recipient of same. The Company shall regularly, at least annually, furnish revised updated information to the Recordkeeper, with a copy to the Trustee. In addition, the Company shall prepare an annual benefits statement in respect of each Participant and shall furnish a copy of same to the Participant or his beneficiary, the Recordkeeper and the Trustee. In the event the Company refuses or neglects to provide updated Participant information, as contemplated herein, the Recordkeeper shall be entitled to rely upon the most recent information furnished to it by the Company in making its determinations of benefits payable."

     7. By substituting "Recordkeeper" for "Trustee" in Sections 3.3 and 3.4, provided that: (a) line 17 of Section 3.3 shall be amended to read as follows: "mation, the Recordkeeper shall direct the Trustee to commence cash distributions from", and that (b) line 4 of the last paragraph of Section 3.4 shall be amended to read as follows: "established hereunder, the recordkeeper shall direct the Trustee to hold or distribute."

     8. By substituting "Trustee" for "Company" in the last sentence of Section 3.3.

     9. By adding to Section 4.1: "The Trustee shall be fully protected in acting in accordance with directions of the Recordkeeper."

     10. By modifying Section 4.3 to read as follows: "The Company shall indemnify and hold harmless the Trustee for any liability or expense, including without limitation reasonable attorneys' fees, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Fund or carrying out its duties hereunder, except to the extent that such liabilities or expenses arise from actions constituting negligence or willful misconduct by the Trustee under this Agreement."

     11. By inserting the following between "year;" and "and" in line 28 of Section 5.3: "in addition, the Trustee may for such short term purposes invest in money market portfolios of mutual funds, including those for which the Trustee serves as advisor;".

     12. By adding the following language to the end of the seventh sentence of Section 5.3: "or solely as a result of the performance of the Trustee or its officers, employees or agents, of any custodial, reporting, recording or bookkeeping functions with respect to any such investment account, except to the extent that such performance constituted negligence or willful misconduct on the part of the Trustee."

     13. By substituting "Recordkeeper" for "Trustee" in lines 3 and 14 in Section 11.4.

     14. By adding the following sentence after the second sentence of Section 11.8:
"The Trustee shall act in accordance with the Company or Recordkeeper's instructions in making any such distribution hereunder."

     The Company executes this amendment to the Trust effective this 31st day of January, 1997.

                              SCHERING-PLOUGH CORPORATION

                              By: /s/Wayne L. Miller

Acknowledged:                 Its: Staff V.P. - Assistant Treasurer

THE NORTHERN TRUST COMPANY,
as Trustee

By: /s/Christopher J. Grimm
Its: Vice President